Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations: Lisa M. Wilson	Media: Dave Buckalew
President and COO	In-Site Communications, Inc.	Lambert, Edwards & Associates
Tel: (216) 431-9900	Tel: (917) 543-9932	Tel: (616) 233-0500
bjlehmann@athersys.com	lwilson@insitecony.com	dbuckalew@lambert-edwards.com
ATHERSYS REPORTS 2009 SECOND QUARTER RESULTS
MultiStem Programs Continue to Progress
Cleveland, OHIO, (August 6, 2009) — Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the quarter ended June 30, 2009.
Second Quarter Highlights Include:
•
Continued enrollment in two MultiStem® phase I clinical trials, for patients who suffer an acute myocardial infarction (AMI) and for the complications, including graft-versus-host disease (GVHD), associated with bone marrow and peripheral blood stem cell transplants for treating leukemia and related cancer;

•	Expanded number of participating clinical centers in both the MultiStem AMI and GVHD trials;

•
Awarded with our collaborators in the Center from Stem Cells and Regenerative Medicine a significant grant from the State of Ohio’s Research and Commercialization Program, which will support the further development of MultiStem;

•	Engaged in partnering discussions around multiple product development programs, and expanded network of research collaborations examining potential utility of MultiStem for additional indications;

•	Recorded revenues of $436,000 and a net loss of $3.3 million for the quarter ended June 30, 2009; and

•	Concluded the quarter with a favorable capital position of $25.3 million in cash, cash equivalents and available-for-sale securities.
“During the second quarter of 2009, our ongoing phase I studies involving administration of MultiStem for the treatment of AMI and for cancer treatment support in patients at risk for GVHD and other complications continued to progress, and we have added new clinical sites for both studies. We are currently enrolling patients in the second dosing cohort for the AMI study and overall enrollment is now halfway complete. The single-dose arm of our GVHD trial is nearly one-third complete,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “Our goal remains to significantly advance our clinical and pipeline programs throughout the remainder of the year. Our cash position is strong, and we will continue to deploy our capital resources prudently as we advance our programs.”

In addition, the Company is focused on exploring potential strategic partnerships in order to secure the funding needed to accelerate development activities in key areas. “We are pleased at the level of interest we are receiving in our programs among potential partners, and are committed to establishing meaningful partnerships with leading companies that share our vision of developing best in class therapies,” said Dr. Van Bokkelen. “Our business development efforts will continue to be a major focus for the Company over the second half of the year.”
Second Quarter Results
Revenues for the three months ended June 30, 2009 decreased to $0.4 million from $0.8 million for the comparable period in 2008 due principally to a decrease in grant revenues and license fees during the second quarter of 2009. Grant revenue decreased $0.2 million for the period primarily due to the completion late in 2008 of a three-year state grant, and to the timing of expenditures that are reimbursed with grant proceeds. License fee revenue decreased $0.2 million for the period as a result of the nature and timing of target acceptances and fees under our collaboration agreement with Bristol-Myers Squibb. Net loss for the three months ended June 30, 2009 decreased to $3.3 million from $4.1 million for the comparable period in 2008 primarily due to a decrease of $1.3 million in clinical and preclinical costs for the period, partially offset by the decreased revenue described above. The decrease in clinical and preclinical costs was primarily related to costs incurred in 2008 for preparations for a phase II clinical trial of ATHX-105.
As of June 30, 2009, cash, cash equivalents and available-for-sale securities totaled $25.3 million.
Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. (Eastern Daylight Savings Time) to review the results. Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live Internet broadcast on the Company’s website at www.athersys.com under the Investor Relations section.
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Daylight Savings Time) on August 20, 2009 at the aforementioned website, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 20479176.
About Athersys, Inc.
Athersys is a biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing MultiStem, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation/oncology support, ischemic stroke and other indications. The Company is also developing a portfolio of other therapeutic programs, including orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders, utilizing proprietary technologies, including Random Activation of Gene Expression (RAGE). More information is available at www.athersys.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of a variety of indications. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: our ability to successfully initiate or complete clinical trials for our product candidates; the possibility of delays in, adverse results of, and excessive costs of the development process; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to enter into strategic partnerships or licensing or co-development arrangements for certain product candidates; our possible inability to execute our strategy due to changes in our industry or the economy generally, including the current economic crisis; our ability to obtain capital in difficult market conditions; changes in financial stability of collaborators; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$25,273	$31,613
Other current assets	1,024	1,091
Equipment, net	633	701
Other long-term assets	471	472

Total assets	$27,401	$33,877

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$1,797	$2,314
Total stockholders’ equity	25,604	31,563

Total liabilities and stockholders’ equity	$27,401	$33,877

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2008 has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues
License fees	$281	$453	$469	$843
Grant revenue	155	323	337	725

Total revenues	436	776	806	1,568

Costs and expenses
Research and development	2,553	3,737	5,164	8,052
General and administrative	1,287	1,381	2,739	2,862
Depreciation	57	52	117	109

Total costs and expenses	3,897	5,170	8,020	11,023

Loss from operations	(3,461)	(4,394)	(7,214)	(9,455)
Interest income and other	114	303	242	762
Interest expense	—	(31)	—	(93)

Net loss	$(3,347)	$(4,122)	$(6,972)	$(8,786)

Basic and diluted net loss per share	$(0.18)	$(0.22)	$(0.37)	$(0.46)

Weighted average shares outstanding, basic and diluted	18,927,988	18,927,988	18,927,988	18,927,988